Exhibit 99.1

PMC-Sierra Reports Fourth Quarter 2008 Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 29, 2009--PMC-Sierra, Inc. (Nasdaq:PMCS), the premier Internet infrastructure semiconductor solution provider, today reported results for the fourth quarter and year ended December 28, 2008.

Net revenues in the fourth quarter of 2008 were $120.8 million, compared with $123.6 million in the fourth quarter of 2007 and $139.4 million reported in the third quarter of 2008. Revenues in the fourth quarter of 2008 declined two percent year over year and 13 percent sequentially.

Net income in the fourth quarter of 2008 on a GAAP basis was $13.7 million (GAAP diluted net income per share of $0.06). This compares with a GAAP net loss of $5.1 million (GAAP loss per share of $0.02) in the fourth quarter of 2007 and GAAP net income of $5.7 million (GAAP income per share of $0.03) in the third quarter of 2008.

Non-GAAP net income in the fourth quarter of 2008 was $16.8 million (non-GAAP diluted net income per share of $0.07). This compares with non-GAAP net income in the fourth quarter of 2007 of $20.1 million (non-GAAP diluted net income per share of $0.09) and non-GAAP net income in the third quarter of 2008 of $29.2 million (non-GAAP diluted net income per share of $0.13).

Non-GAAP net income for the fourth quarter of 2008 excludes the following items: (i) $5.1 million in stock-based compensation expense; (ii) $9.8 million in amortization of purchased intangible assets; (iii) $13.8 million gain on the repurchase of senior convertible notes, net; (iv) $4.3 million asset impairment; (v) $4.5 million net foreign exchange gain on the Company’s net foreign tax liabilities; and (vi) $2.2 million net income tax effects comprised of $0.4 million income tax recovery related to the non-GAAP adjustments, $5.6 million deferred tax expense relating to unrealized gain on foreign exchange translation of a foreign subsidiary, $4.3 million reversal of unrecognized tax benefits and related interest, and $1.3 million tax adjustments based on completed filings and assessments received from tax authorities.

“In 2008, our Company’s financial performance improved as total revenue increased 17 percent year over year, and our operating margin was 22 percent compared to 14 percent the prior year,” said Greg Lang, president and chief executive officer of PMC-Sierra. “While we were impacted by the global macro-economic slowdown in the fourth quarter of 2008, we are pleased with the year-over-year progress we have made in revenue and operating income.”

For the year ended December 28, 2008, net revenues were $525.1 million compared with $449.4 million for the year ended December 30, 2007, an increase of 17 percent year over year. GAAP net income in 2008 was $133.9 million (GAAP diluted net income per share of $0.60), compared with GAAP net loss of $49.1 million (GAAP net loss per share of $0.23) for the prior year. Non-GAAP net income in 2008 was $99.2 million (non-GAAP diluted net income per share of $0.44), compared with the prior year’s non-GAAP net income of $51.0 million (non-GAAP diluted net income per share of $0.23).

For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

The Company announced the following in the fourth quarter of 2008:

  PMC-Sierra’s PM8011 SRC 8x6G 6Gb/s SAS RAID-on-Chip (RoC) is shipping on HP’s new P212, P410, and P411 high-performance Smart Array RAID controller cards. PMC-Sierra’s SRC RoC provides superior performance and flexibility, enabling HP to deliver a next-generation 6Gb/s SAS RAID platform that more than doubles the performance of existing RAID solutions.
  ZTE Corporation has selected PMC-Sierra’s CHESSTM architecture for its Unitrans product line. The CHESS family of solutions enables ZTE to provide a modular, scalable metro transport architecture with reduced power and cost to improve fiber efficiency, reduce capital and operational costs, and allow Service Providers to more effectively manage Ethernet and existing T1/E1 services.
  ECI Telecom has chosen PMC-Sierra’s ADM 622, ARROW 2488, TEMAP 84FDL and HDLIU 32 devices for its Multi-Service Provisioning Platform family. PMC-Sierra’s chipset architecture provides ECI with a cost-effective and highly scalable MSPP platform that enables operators to easily provision new Ethernet-based services making it an ideal solution particularly for emerging markets.

Fourth Quarter 2008 Conference Call

Management will review the fourth quarter 2008 results and provide guidance for the first quarter of 2009 during a conference call at 2:30 pm Pacific Time/5:30 pm Eastern Time on January 29, 2009. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com/. To listen to the conference call live by telephone, dial 416-640-3404 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 647-436-0148 using the access code 7496027. A replay of the webcast will be available for five business days.

First Quarter 2009 Conference Call

PMC-Sierra is planning on releasing its results for the first quarter of 2009 on April 23, 2009. A conference call will be held on the day of the release to review the quarter and provide an outlook for the second quarter of 2009.

Safe Harbor Statement

PMC-Sierra’s forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company’s SEC filings describe more fully the risks associated with the Company’s business including PMC-Sierra’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, and other items such as foreign exchange rates. The Company does not undertake any obligation to update the forward-looking statements.

About PMC-Sierra

PMC-Sierra®, the premier Internet infrastructure semiconductor solution provider, offers its customers technical and sales support worldwide through a network of offices in North America, Europe, Israel and Asia. PMC-Sierra provides semiconductor solutions for Enterprise Storage, Wide Area Network Infrastructure, Fiber To The Home, and Laser Printer/SMB NAS markets. The Company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

© Copyright PMC-Sierra, Inc. 2009. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMCS, CHESS and “Enabling connectivity. Empowering people.” are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 28,	September 28,	December 30,	December 28,	December 30,
	2008	2008	2007	2008	2007

Net revenues	$120,840	$139,356	$123,569	$525,075	$449,381
Cost of revenues	41,890	47,373	43,205	181,642	158,297
Gross profit	78,950	91,983	80,364	343,433	291,084

Other costs and expenses:
Research and development	40,649	39,688	37,418	157,642	159,134
Selling, general and administrative	21,578	23,565	24,493	93,532	100,486
Amortization of purchased intangible assets	9,836	9,836	9,836	39,344	39,343
Restructuring costs and other charges	39	(259)	2,593	824	14,837
Income (loss) from operations	6,848	19,153	6,024	52,091	(22,716)

Other income (expense):
Gain on repurchase of senior convertible notes, net	13,821	-	-	15,172	-
Asset impairment	(4,300)	-	-	(4,300)	-
Foreign exchange gain (loss)	5,103	873	(2,511)	8,068	(18,486)
Interest income (expense), net	(242)	1,481	2,877	4,860	9,914
Recovery on investments, net	-	400	-	400	-
Amortization of debt issue costs	(115)	(137)	(242)	(595)	(968)
Loss on investment securities	-	(11,790)	-	(11,790)	-
Income (loss) before (provision for) recovery of income taxes	21,115	9,980	6,148	63,906	(32,256)

(Provision for) recovery of income taxes	(7,428)	(4,266)	(11,229)	70,017	(16,848)
Net income (loss)	$13,687	$5,714	$(5,081)	$133,923	$(49,104)

Net income (loss) per common share - basic	$0.06	$0.03	$(0.02)	$0.60	$(0.23)
Net income (loss) per common share - diluted	$0.06	$0.03	$(0.02)	$0.60	$(0.23)

Shares used in per share calculation - basic	223,363	222,335	218,912	221,659	216,330
Shares used in per share calculation - diluted	224,029	225,803	218,912	223,687	216,330

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, restructuring costs and other charges, other income (expense), provision for (recovery of) income taxes, operating expenses, operating income, net income, and basic and diluted net income per share

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets, Restructuring Costs and Other Charges,
Other Income (Expense), Provision for (Recovery of) Income Taxes, Operating Expenses, Operating Income,
Net Income, and Basic and Diluted Net Income Per Share
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 28,	September 28,	December 31,	December 28,	December 31,
	2008 (1)	2008 (2)	2007 (3)	2008 (4)	2007 (5)

GAAP cost of revenues	$41,890	$47,373	$43,205	$181,642	$158,297
Stock-based compensation	(165)	(233)	(344)	(1,123)	(1,691)
Non-GAAP cost of revenues	$41,725	$47,140	$42,861	$180,519	$156,606

GAAP gross profit	$78,950	$91,983	$80,364	$343,433	$291,084
Stock-based compensation	165	233	344	1,123	1,691
Non-GAAP gross profit	$79,115	$92,216	$80,708	$344,556	$292,775

Non-GAAP gross profit %	65.5%	66.2%	65.3%	65.6%	65.2%

GAAP research and development expense	$40,649	$39,688	$37,418	$157,642	$159,134
Stock-based compensation	(2,369)	(2,425)	(4,091)	(11,176)	(16,563)
Non-GAAP research and development expense	$38,280	$37,263	$33,327	$146,466	$142,571

GAAP selling, general and administrative expense	$21,578	$23,565	$24,493	$93,532	$100,486
Stock-based compensation	(2,585)	(2,699)	(3,727)	(12,539)	(17,080)
Reversal of accrual for employee-related taxes	-	-	-	-	2,212
Non-GAAP selling, general and administrative expense	$18,993	$20,866	$20,766	$80,993	$85,618

GAAP amortization of purchased intangible assets	$9,836	$9,836	$9,836	$39,344	$39,343
Exclusion of amortization of purchased intangible assets	(9,836)	(9,836)	(9,836)	(39,344)	(39,343)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP restructuring costs and other charges	$39	$(259)	$2,593	$824	$14,837
Exclusion of restructuring costs and other charges	(39)	259	(2,593)	(824)	(14,837)
Non-GAAP restructuring costs and other charges	$-	$-	$-	$-	$-

GAAP other income (expense)	$14,267	$(9,173)	$124	$11,815	$(9,540)
Gain on repurchase of senior convertible notes, net	(13,821)	-	-	(15,172)	-
Asset impairment	4,300	-	-	4,300	-
Loss on investment securities	-	11,790	-	11,790	-
Recovery of investment loss	-	(400)	-	(400)	-
Foreign exchange (gain) loss on foreign tax liabilities	(4,541)	(784)	2,146	(8,165)	18,221
Non-GAAP other income (expense)	$205	$1,433	$2,270	$4,168	$8,681

GAAP provision for (recovery of) income taxes	$7,428	$4,266	$11,229	$(70,017)	$16,848
(Provision for) recovery of income tax matters	(2,152)	2,034	(2,488)	92,058	5,384
Non-GAAP provision for (recovery of) income taxes	$5,276	$6,300	$8,741	$22,041	$22,232

GAAP operating expenses	$72,102	$72,830	$74,340	$291,342	$313,800
Stock-based compensation	(4,954)	(5,124)	(7,818)	(23,715)	(33,643)
Reversal of accrual for employee-related taxes	-	-	-	-	2,212
Exclusion of amortization of purchased intangible assets	(9,836)	(9,836)	(9,836)	(39,344)	(39,343)
Exclusion of restructuring costs and other charges	(39)	259	(2,593)	(824)	(14,837)
Non-GAAP operating expenses	$57,273	$58,129	$54,093	$227,459	$228,189

	Three Months Ended			Twelve Months Ended
	December 28,	September 28,	December 31,	December 28,	December 31,
	2008 (1)	2008 (2)	2007 (3)	2008 (4)	2007 (5)

GAAP operating income	$6,848	$19,153	$6,024	$52,091	$(22,716)
Stock-based compensation	5,119	5,357	8,162	24,838	35,334
Reversal of accrual for employee-related taxes	-	-	-	-	(2,212)
Exclusion of amortization of purchased intangible assets	9,836	9,836	9,836	39,344	39,343
Exclusion of restructuring costs and other charges	39	(259)	2,593	824	14,837
Non-GAAP operating income	$21,842	$34,087	$26,615	$117,097	$64,586

GAAP net income	$13,687	$5,714	$(5,081)	$133,923	$(49,104)
Stock-based compensation	5,119	5,357	8,162	24,838	35,334
Reversal of accrual for employee-related taxes	-	-	-	-	(2,212)
Exclusion of amortization of purchased intangible assets	9,836	9,836	9,836	39,344	39,343
Exclusion of restructuring costs and other charges	39	(259)	2,593	824	14,837
Gain on repurchase of senior convertible notes, net	(13,821)	-	-	(15,172)	-
Asset impairment	4,300	-	-	4,300	-
Loss on investment securities	-	11,790	-	11,790	-
Recovery of investment loss	-	(400)	-	(400)	-
Foreign exchange (gain) loss on foreign tax liabilities	(4,541)	(784)	2,146	(8,165)	18,221
Provision for (recovery of) income tax matters	2,152	(2,034)	2,488	(92,058)	(5,384)
Non-GAAP net income	$16,771	$29,220	$20,144	$99,224	$51,035

Non-GAAP net income per share - basic	$0.08	$0.13	$0.09	$0.45	$0.24
Non-GAAP net income per share - diluted	$0.07	$0.13	$0.09	$0.44	$0.23

Shares used to calculate non-GAAP net income per share - basic	223,363	222,335	218,912	221,659	216,330
Shares used to calculate non-GAAP net income per share - diluted	224,029	225,803	221,468	223,687	218,569

Non-GAAP adjustments

(1) $5.1 million stock-based compensation expense; $9.8 million amortization of purchased intangible assets; $13.8 million gain on repurchase of senior convertible notes, net; $4.3 million asset impairment; $4.5 million net foreign exchange gain on the Company's net foreign tax liabilities; and $2.2 million net income tax effects comprised of $0.4 million income tax recovery related to adjustments above, $5.6 million deferred tax expense relating to unrealized gain on foreign exchange translation of a foreign subsidiary, $4.3 million reversal of unrecognized tax benefits and related interest, and $1.3 million tax adjustments based on completed filings and assessments received from tax authorities.

(2) $5.4 million stock-based compensation expense; $9.8 million amortization of purchased intangible assets; $0.3 million net reversal of restructuring accruals relating to facilities; $11.8 million related to loss on investment securities; $0.4 million recovery of investment loss; $0.8 million net foreign exchange gain on the Company's net foreign tax liabilities; and $2.0 million net income tax recovery relating to $0.7 million tax adjustments based on completed filings and assessments received from tax authorities, $1.6 million income tax effect related to the non-GAAP adjustments above and $0.3 million interest relating to unrecognized tax benefits.

(3) $8.1 million stock-based compensation expense; $9.8 million amortization of purchased intangible assets; $2.6 million restructuring costs including $1.9 million for asset impairment, $0.6 million for excess facilities, and $0.1 million for payroll-related costs; $2.1 million net foreign exchange loss on the Company's net foreign tax liabilities; and $2.5 million net income tax provision relating to $1.6 million income tax effect relating to the adjustments above, off-set by $4.1 million of interest relating to the liability for unrecognized tax benefits of prior years.

(4) $24.8 million stock-based compensation expense; $39.3 million amortization of purchased intangible assets; $0.8 million net provision for restructuring costs relating to facilities and severance; $15.2 million gain on repurchase of senior convertible notes, net; $4.3 million for asset impairment; $11.8 million loss on investment securities; $0.4 million recovery of investment loss; $8.2 million net foreign exchange gain on the Company's net foreign tax liabilities; and $92.1 million net income tax recovery relating to $94.3 million related to the net adjustment to accrual for unrecognized tax benefits, $5.6 million deferred tax expense relating to unrealized gain on foreign exchange translation of a foreign subsidiary, $3.4 million income tax effect related to the non-GAAP adjustments.
During the second quarter, the Company reached a settlement on several ongoing foreign tax matters related to prior years for amounts less than had been accrued as unrecognized tax benefits. As part of the settlement, the Company agreed to a cash payment of $18.0 million and utilized $38.1 million in investment tax credits.

(5) $35.3 million stock-based compensation expense; $2.2 million reversal of a payroll tax accrual in a foreign jurisdiction; $39.3 million amortization of purchased intangible assets; $14.8 million restructuring costs including $9.4 million for severance, and $3.0 million for excess facilities, and $2.4 million for contract termination and asset impairment; $18.2 million net foreign exchange loss on Canadian taxes; and $5.4 million net income tax recovery relating $10.7 million income tax effect of the adjustments above, $4.0 million recovery of prior years' income taxes, and $3.8 million recovery of future income taxes, off-set by $13.1 million of interest relating to the liability for unrecognized tax benefit of prior years.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 28,	December 30,
	2008	2007

ASSETS:
Current assets:
Cash and cash equivalents	$97,839	$364,922
Short-term investments	209,685	-
Accounts receivable, net	40,191	39,362
Inventories, net	34,003	34,246
Prepaid expenses and other current assets	9,683	18,594
Deferred tax assets	3,949	37
Total current assets	395,350	457,161

Goodwill	396,144	398,418
Intangible assets, net	153,956	187,126
Property and equipment, net	15,858	18,725
Investments and other assets	3,865	10,747
Deposits for wafer fabrication capacity	5,145	5,145
Deferred tax assets	-	54,676
	$970,318	$1,131,998

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$17,066	$24,011
Accrued liabilities	51,390	53,617
Deferred income taxes	2,042	2,787
Liability for unrecognized tax benefit	23,398	71,586
Accrued restructuring costs	5,938	10,911
Deferred income	11,200	13,674
Total current liabilities	111,034	176,586

2.25% senior convertible notes due October 15, 2025	68,340	225,000
Long-term obligations	503	958
Deferred taxes and other tax liabilities	17,806	23,023
Liability for unrecognized tax benefit	3,352	107,764

PMC special shares convertible into 2,045 (2007 - 2,065) shares of common stock	2,655	2,671

Stockholders' equity
Common stock and additional paid in capital	1,436,547	1,395,183
Accumulated other comprehensive income (loss)	(3,218)	1,437
Accumulated deficit	(666,701)	(800,624)
Total stockholders' equity	766,628	595,996
	$970,318	$1,131,998

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended

	December 28,	December 30,
	2008	2007

Cash flows from operating activities:
Net income (loss)	$133,923	$(49,104)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	24,838	35,334
Depreciation and amortization	54,422	57,818
Foreign exchange (gain) loss on tax liability, net	(7,853)	18,221
Asset impairment	4,300	1,855
Gain on repurchase of senior convertible notes, net	(15,172)	-
(Gain) loss on disposal of property and equipment	(32)	512

Changes in operating assets and liabilities:
Accounts receivable	(829)	(2,059)
Inventories	613	(156)
Prepaid expenses and other current assets	6,945	1,998
Accounts payable and accrued liabilities	(42,739)	6,933
Deferred income taxes and income taxes payable	(72,163)	19,119
Accrued restructuring costs	(4,973)	(1,595)
Deferred income	(2,474)	2,334
Net cash provided by operating activities	78,806	91,210

Cash flows from investing activities:
Purchases of property and equipment	(6,802)	(9,824)
Purchases of intangible assets	(5,913)	(8,754)
Purchases of short-term investments and investment securities	(209,685)	-
Net cash used in investing activities	(222,400)	(18,578)

Cash flows from financing activity:
Repurchase of senior convertible notes	(139,341)	-
Proceeds from issuance of common stock	16,510	31,980
Net cash provided by (used in) financing activity	(122,831)	31,980

Effect of exchange rate changes on cash and cash equivalents	(658)	1,396
Net increase (decrease) in cash and cash equivalents	(267,083)	106,008
Cash and cash equivalents, beginning of the period	364,922	258,914
Cash and cash equivalents, end of the period	$97,839	$364,922

CONTACT:
PMC-Sierra, Inc.
Mike Zellner, Vice President & CFO, 1-408-988-1204
or
David Climie, VP Marketing Communications, 1-408-988-8276
or
Susan Shaw, Sr Manager, Communications, 1-408-988-8515